EXHIBIT 1.5

The instructions accompanying this Letter of Transmittal and Election Form should be read carefully before this Letter of Transmittal and Election Form is completed. Your broker or other financial advisor can assist you in completing this Letter of Transmittal and Election Form.

LETTER OF TRANSMITTAL AND ELECTION FORM

TO DEPOSIT COMMON SHARES OF

BELL ALIANT INC.

Pursuant to the Compulsory Acquisition made by

BCE INC.

USE THIS LETTER OF TRANSMITTAL AND ELECTION FORM TO DEPOSIT SHARE CERTIFICATE(S)

BCE Inc. (the “Offeror”) made an offer (the “Offer”) pursuant to an offer and accompanying circular dated August 14, 2014, as amended by a notice of extension dated September 22, 2014 (collectively, the “Offer and Circular”), to purchase, upon the terms and subject to the conditions described therein, all of the issued and outstanding common shares (“Common Shares”) of Bell Aliant Inc. (the “Company”), other than Common Shares held by the Offeror and its Affiliates, on a per share basis of, at the election of each holder of Common Shares: (a) $31.00 in cash, subject to pro-ration (the “Cash Alternative”); (b) 0.6371 of an Offeror Common Share, subject to pro-ration (the “Share Alternative”); or (c) $7.75 in cash and 0.4778 of an Offeror Common Share (the “Cash and Share Alternative”).

Pursuant to a notice of compulsory acquisition (the “Notice of Compulsory Acquisition”) dated October 10, 2014, the Offeror exercised its right (the “Compulsory Acquisition”) under section 206(2) of the Canada Business Corporations Act (the “CBCA”) to acquire all Common Shares not acquired by it under the Offer (the “Remaining Shares”).

Pursuant to subsection 206(3)(c) of the CBCA, each holder of Remaining Shares (a “Remaining Shareholder” or “you”) is required to elect to:

(a)	transfer his, her or its Remaining Shares to the Offeror, at the Remaining Shareholder’s option, for: (i) the Cash Alternative; (ii) the Share Alternative; or (iii) the Cash and Share Alternative, and otherwise on the same terms on which the Offeror acquired the Common Shares from the Common Shareholders who accepted the Offer subject in the case of the Cash Alternative and Share Alternative to pro-ration as described in Section 12 of the Offer, “Pro-Rationing Under the Offer”; or

(b)	demand payment of the fair value of his, her or its Remaining Shares in accordance with subsections 206(9) to (18) of the CBCA by notifying the Offeror within 20 days after the Remaining Shareholder receives or is deemed to receive the Notice of Compulsory Acquisition, namely on or before 5:00 p.m. (Eastern time) on November 10, 2014 (the “Final Election Date”).

Capitalized terms used in this Letter of Transmittal and Election Form and not otherwise defined, have the meanings given to such terms in the Offer and Circular, which is available at www.sedar.com.

If your Letter of Transmittal and Election Form (or other written notice of demand, if applicable) is not properly completed and received by CST Trust Company (the “Depositary”) on or before 5:00 p.m. (Eastern time) on the Final Election Date, you will be deemed to have elected to transfer your Remaining Shares to the Offeror on the basis of the Cash and Share Alternative referred to in (a)(iii) above and you will be deemed to have received such cash consideration and share consideration as consideration for the whole of each Remaining Share.

You must, in all events and regardless of which alternative of (a) and (b) above you elect, send your Letter of Transmittal and Election Form and all certificates representing your Remaining Shares to the Depositary, as agent for the Offeror, at the address set forth below in this Letter of Transmittal and Election Form on or before 5:00 p.m. (Eastern time) on the Final Election Date.

This Letter of Transmittal and Election Form is for use by registered holders of certificates for Remaining Shares and registered holders (“Predecessor Entity Holders”) of certificates for units of Bell Aliant Regional Communications Income Fund (the “Fund”), and for shares of Aliant Inc. (“Aliant”), Bruncor Inc. (“Bruncor”), Island Telecom Inc.

(“Island Tel”), Maritime Telegraph and Telephone Company, Limited (“MT&T”) and NewTel Enterprises Limited (“NewTel”) of the classes listed in the table below (collectively, the “Predecessor Entity Securities”, which Predecessor Entity Securities shall be deemed to represent Remaining Shares for purposes of this Letter of Transmittal and Election Form, equal to the rate of exchange identified in the table below) in connection with the Compulsory Acquisition.

Pursuant to a plan of arrangement that was completed on May 31, 1999 that resulted in the formation of Aliant, a subsequent plan of arrangement completed on July 7, 2006 that resulted in the formation of the Fund and a subsequent plan of arrangement completed on January 1, 2011 that resulted in the formation of the Company, Predecessor Entity Holders received Remaining Shares based on rates of exchange in the following table:

Predecessor Entity Name	Rate of Exchange to Remaining Shares
Fund	1.000 Remaining Shares for 1.000 Fund unit
Aliant	1.000 Remaining Shares for 1.000 Aliant common share
Bruncor	1.011 Remaining Shares for 1.000 Bruncor common share
Island Tel	1.000 Remaining Shares for 1.000 Island Tel common share
MT&T (common shares)	1.667 Remaining Shares for 1.000 MT&T common share
MT&T (7% preferred shares)	0.605 Remaining Shares for 1.000 MT&T 7% preferred share
NewTel	1.567 Remaining Shares for 1.000 NewTel common share

Except where the context otherwise requires, any reference in this Letter of Transmittal and Election Form to certificates representing Remaining Shares shall be deemed to include certificates representing Predecessor Entity Securities and any reference to Remaining Shareholders shall be deemed to include Predecessor Entity Holders.

The Depositary, CST Phoenix Advisors (the “Information Agent”) or your broker or other financial advisor can assist you in completing this Letter of Transmittal and Election Form (see back page of this document for addresses and telephone numbers of the Depositary and Information Agent). Persons whose Remaining Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should immediately contact such registered holder for assistance to take the necessary steps to make an election hereunder.

Delivery of this Letter of Transmittal and Election Form and accompanying certificate(s) representing the Remaining Shares to the address of the Depositary other than as set forth below does not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal and Election Form in the appropriate space provided below and, if you are a U.S. Person (as defined in Instruction 8, “Important Tax Information for U.S. Shareholders”), you must also complete the Internal Revenue Service (“IRS”) Form W-9 attached hereto (see Instruction 8, “Important Tax Information for U.S. Shareholders”).

Certain Remaining Shareholders who receive Offeror Common Shares pursuant to the Compulsory Acquisition (whether pursuant to the Share Alternative, the Cash Alternative (in the event of pro-ration), or the Cash and Share Alternative) may be entitled to make a Tax Election (as defined in Box 7 herein) to obtain a full or partial tax deferral in respect of a capital gain that may arise on the disposition of Remaining Shares pursuant to the Compulsory Acquisition.

Remaining Shareholders should make reference to Section 25 of the Offer and Circular, “Certain Canadian Federal Income Tax Considerations”, including with respect to the timing and procedure for making any available Tax Elections. Remaining Shareholders are urged to consult their own tax advisors for more information regarding the potential tax consequences to them of a disposition of Remaining Shares pursuant to the Compulsory Acquisition.

For a summary of certain U.S. federal income tax consequences of a disposition of Remaining Shares pursuant to the Compulsory Acquisition, Remaining Shareholders should make reference to Section 26 of the Offer and Circular, “Certain United States Federal Income Tax Considerations.” The U.S. federal income tax consequences of a disposition of Remaining Shares pursuant to the Compulsory Acquisition will generally be the same as the U.S. federal income tax consequences described in Section 26 of the Offer and Circular with respect to a disposition of Common Shares pursuant to the Offer, replacing references to “Expiry Date” therein with the date of acquisition of Remaining Shares pursuant to the Compulsory Acquisition. Holders are urged to consult their own tax advisors regarding the potential U.S. tax consequences of the Compulsory Acquisition and of the ownership and disposition of any Offeror Common Shares received pursuant to the Compulsory Acquisition, in light of such Remaining Shareholder’s individual circumstances, as well as the consequences under the tax laws of any state, local or non-U.S. jurisdiction.

TO:	BCE INC.

AND TO:   BELL ALIANT INC.

AND TO:   CST TRUST COMPANY

BOX 1 ELECTION OF CONSIDERATION AND DEMAND FOR PAYMENT

Pursuant to subsection 206(3)(c) of the Canada Business Corporations Act, the undersigned holder of Remaining Shares hereby elects as follows in respect of the Remaining Shares referred to in Box 2 and represented by the enclosed certificate(s) (check appropriate box):

Remaining Shareholders may choose only ONE of the choices below

(a)

to transfer the Remaining Shares of the undersigned, for: (i) the Cash Alternative; (ii) the Share Alternative; or (iii) the Cash and Share Alternative (as selected below), and otherwise on the same terms on which the Offeror acquired the Common Shares from the Common Shareholders who accepted the Offer:

☐ CASH ALTERNATIVE Remaining Shareholders that check this box will receive $31.00 in cash for each Remaining Share (subject to pro-ration on the terms as described in the Offer and Circular). OR

☐       SHARE ALTERNATIVE

Remaining Shareholders that check this box will receive 0.6371 Offeror Common Shares for each Remaining Share (subject to pro-ration on the terms as described in the Offer and Circular).

OR

☐ CASH AND SHARE ALTERNATIVE Remaining Shareholders that check this box will receive $7.75 in cash plus 0.4778 Offeror Common Shares for each Remaining Share. OR

(b)

☐       to demand payment of the fair value of the Remaining Shares of the undersigned, and hereby notifies the Offeror of such election. An election to demand payment of fair value involves an application by you to court. If you intend to elect this alternative, you should consider consulting your legal advisor as to the procedure to be followed in demanding payment of the fair value of your Remaining Shares. Failure to comply strictly with such procedures may result in your being deemed to have elected the Cash and Share Alternative referred to above.

You acknowledge that if you do not notify the Offeror of your election on or before 5:00 p.m. (Eastern time) on the Final Election Date, or if an election is improperly made, you will be deemed to have elected to transfer your Remaining Shares to the Offeror on the basis of the Cash and Share Alternative referred to in (a)(iii) above.

If a Remaining Shareholder receives a combination of cash and share consideration for a Remaining Share pursuant to the Compulsory Acquisition, in all circumstances, including pro-rating on the terms as described in the Offer and Circular, the Remaining Shareholder will be deemed to have received such cash and share consideration as consideration for the whole of the Remaining Share.

The following are the details of the certificate(s) enclosed by the undersigned holder of Remaining Shares:

Description of Deposited Remaining Share(s)

BOX 2 – The Company Remaining Share(s) Deposited

(if insufficient space, attach a list in the form below)

Issuer (Bell Aliant Inc.; the Fund; Aliant; Bruncor; Island Tel; MT&T; and/or NewTel)	Certificate Number(s) (if available)	Name and Address of Registered Holder (please print)	Number of Remaining Shares Represented by Certificate	Number of Remaining Shares Deposited*

*	Unless otherwise indicated, the total number of Remaining Shares evidenced by all certificates delivered will be deemed to have been deposited.

BOX 3

FOR REMAINING SHARES HELD IN THE COMPANY’S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

☐        I,                                                                           (Name of DRIP Participant) also deposit all whole Remaining Shares held in the Company’s dividend reinvestment and stock purchase plan (the “DRIP”), and authorize the Depositary to: (i) terminate my participation in the DRIP, (ii) as applicable, issue a certificate for whole Remaining Shares to be held by the Depositary pending the take-up of Remaining Shares under the Compulsory Acquisition, (iii) send me the consideration for such Remaining Shares (see below), and (iv) send me a cheque for any fractional Remaining Shares held in the DRIP.

Remaining Shareholders who deposit their Remaining Shares held in the DRIP will be deemed to have elected to receive consideration in respect of such Remaining Shares in the same manner and proportion as they elect to receive, in respect of their Remaining Shares deposited hereunder that are not held in the DRIP, the consideration in Box 1 above.

TRANSFER OF REMAINING SHARES ON THE TERMS OF THE OFFER

The undersigned acknowledges receipt of the Notice of Compulsory Acquisition and acknowledges entering into a binding agreement between the undersigned and the Offeror in accordance with the terms and conditions of the Offer, the Notice of Compulsory Acquisition and this Letter of Transmittal and Election Form. The undersigned represents and warrants that (a) the undersigned has full power and authority to deposit, sell, assign and transfer the Remaining Shares covered by this Letter of Transmittal and Election Form (the “Deposited Remaining Shares”) and in and to all rights and benefits arising from such Remaining Shares including, without limitation, any and all Distributions (as defined below) being transferred pursuant to the Compulsory Acquisition, (b) the Deposited Remaining Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Remaining Shares and Distributions, to any other person, (c) the deposit of the Deposited Remaining Shares and Distributions complies with applicable laws, and (d) when the Deposited Remaining Shares are acquired and paid for by the Offeror, the Offeror will acquire good title thereto (and to any Distributions), free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others in accordance with the terms and conditions set forth in the Offer and Circular, the Notice of Compulsory Acquisition and in this Letter of Transmittal and Election Form.

IN CONSIDERATION OF THE COMPULSORY ACQUISITION AND FOR VALUE RECEIVED, the undersigned hereby irrevocably acknowledges and accepts the Compulsory Acquisition for and in respect of the Deposited Remaining Shares and delivers to the Offeror the certificates representing the Deposited Remaining Shares and, on and subject to the terms and conditions of the Compulsory Acquisition and this Letter of Transmittal and Election Form, irrevocably assigns and transfers to the Offeror the Deposited Remaining Shares pursuant to the Compulsory Acquisition and all other rights and benefits arising from such Deposited Remaining Shares, including any and all dividends, distributions, payments, securities, property or other interests, excluding the Permitted Common Share Dividend (collectively, “Distributions”), which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Remaining Shares or any of them on and after July 23, 2014, including any dividends, distributions or payments on such Distributions. If, notwithstanding such assignment, any Distributions are received by or made payable to or to the order of the undersigned, then: (a) in the case of any cash dividend, distribution or payment, the amount of the dividend, distribution or payment shall be received and held by the undersigned for the account of the Offeror until the Offeror pays for such Deposited Remaining Shares and to the extent that such dividend, distribution or payment does not exceed the cash consideration per Remaining Share payable by the Offeror to the undersigned pursuant to the Compulsory Acquisition, the cash consideration per Remaining Share payable by the Offeror to the undersigned pursuant to the Compulsory Acquisition will be reduced by the amount of any such dividend, distribution or payment; (b) in the case of any non-cash dividend, distribution, payment, right or other interest, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the undersigned for the account of the Offeror and shall be promptly remitted and transferred by the undersigned to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividend, distribution or payment in an amount that exceeds the cash consideration per Remaining Share payable by the Offeror to the undersigned pursuant to the Compulsory Acquisition, the whole of any such cash dividend, distribution or payment shall be received and held by the undersigned for the account of the Offeror and shall be promptly remitted and transferred by the undersigned to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer.

The undersigned understands and acknowledges that no physical certificate(s) for Offeror Common Shares will be issued to Remaining Shareholders. A Direct Registration System statement (a “DRS Statement”) will be delivered by the Depositary along with a cheque, if applicable, for any cash portion of the consideration. Offeror Common Shares will be held in the name of the applicable Remaining Shareholders and registered electronically in the Offeror’s records.

The undersigned instructs the Offeror and the Depositary, following the Offeror acquiring the Deposited Common Shares, to mail the cheques, if applicable, payable in Canadian funds, and/or DRS Statement(s) representing the Offeror Common Shares, as applicable, to which the undersigned is entitled, by first class mail, postage prepaid, or to hold such cheques or cheques and DRS Statement(s), as applicable, representing the Offeror Common Shares for pick-up, in accordance with the instructions below. Cheques and DRS Statements mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing.

The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or by the Depositary to persons depositing the Remaining Shares on the consideration for the Remaining Shares purchased by the Offeror, regardless of any delay in making such payment.

The Depositary will act as the agent of persons who have deposited Remaining Shares pursuant to the Compulsory Acquisition for the purposes of receiving DRS Statements for Offeror Common Shares and cash payment, if any, from the Offeror and transmitting such DRS Statements and such cash payment to such persons, and receipt thereof by the Depositary shall be deemed to constitute receipt thereof by persons depositing Common Shares.

In no event shall any Remaining Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Remaining Shareholder pursuant to the Compulsory Acquisition would result in a fraction of an Offeror Common Share being issuable (a) the number of Offeror Common Shares to be received by such Remaining Shareholder will be rounded down to the nearest whole Offeror Common Share and (b) in lieu of a fractional Offeror Common Share, such Remaining Shareholder shall receive a cash payment in Canadian dollars (rounded down to the nearest cent) equal to the product of the closing price of the Offeror Common Shares on the Toronto Stock Exchange on the Business Day immediately prior to the date upon which such fraction of an Offeror Common Share would otherwise be issued, multiplied by such fraction of an Offeror Common Share.

Pursuant to rules of the Canadian Payments Association, a $25 million ceiling has been established on cheques, bank drafts and other paper-based payments processed through Canada’s clearing system. As a result, any payment to the undersigned in excess of $25 million will be effected by the Depositary by wire transfer in accordance with the Large Value Transfer System Rules established by the Canadian Payments Association. Accordingly, settlement with the undersigned involving a payment in excess of $25 million will be made only in accordance with wire transfer instructions provided by the undersigned to the Depositary in writing. In the event wire transfer instructions are required as set out above, the Depositary will contact the undersigned for the purposes of obtaining wire transfer instructions. Any delay in payment by the Depositary resulting from the provision by the undersigned of wire transfer instructions will not entitle the undersigned to interest or other compensation in addition to the amounts to which the undersigned is entitled pursuant to the Compulsory Acquisition.

By reason of the use by the undersigned of an English language form of Letter of Transmittal and Election Form, the undersigned, the Offeror and the Depositary shall be deemed to have required that any contract evidenced by the Compulsory Acquisition as accepted through this Letter of Transmittal and Election Form, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’utilisation d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l’offre et son acceptation au moyen de la présente lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BOX 4	BOX 5

(See Instructions 2 and 3) ISSUE DRS STATEMENT(S) AND CHEQUE (IF ANY) IN THE NAME OF: (please print or type)	(See Instructions 2 and 3) SEND DRS STATEMENT(S) AND CHEQUE (IF ANY) (UNLESS BOX 6 IS CHECKED) TO: (please print or type)

Name	Name

Street Address and Number	Street Address and Number

City and Province or State	City and Province or State

Country and Postal Code	Country and Postal Code

Telephone – Business Hours

Taxpayer Identification Number, Social Insurance or Social Security No. (See IRS Form W-9 included herein)

BOX 6

☐	HOLD DRS STATEMENT(S) (IF ANY) AND CHEQUE (IF ANY) FOR PICK-UP AGAINST COUNTER RECEIPT AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL AND ELECTION FORM IS DEPOSITED

REMAINING SHAREHOLDER SIGNATURE

Signature guaranteed by (if required under Instruction 3):

Dated:

Authorized Signature of Guarantor	Signature of holder of Remaining Shares or Authorized Representative – See Instructions 2 and 4

Name of Guarantor (please print or type)	Name of holder of Remaining Shares (please print or type)

Address of Guarantor (please print or type)	Name of Authorized Representative, if applicable

Taxpayer Identification, Social Insurance or Social Security Number of holder of Remaining Shares	Daytime telephone number and facsimile of holder of Remaining Shares or daytime telephone number and facsimile of Authorized Representative

BOX 7

TAX DEFERRAL ELECTION FOR ELIGIBLE HOLDERS

As described in Section 25 of the Offer and Circular, “Certain Canadian Federal Income Tax Considerations”, an Eligible Holder who receives Offeror Common Shares (whether pursuant to the Share Alternative, the Cash Alternative (in the event of pro-ration), or the Cash and Share Alternative) as consideration for such shareholder’s Remaining Shares may obtain a full or partial tax deferral in respect of the disposition of Remaining Shares pursuant to the Compulsory Acquisition by filing with the Canada Revenue Agency (and, where applicable, with a provincial tax authority) a joint election made by the Eligible Holder and the Offeror under subsection 85(1) or (2) of the Tax Act and the corresponding provisions of any applicable provincial income tax legislation (collectively, a “Tax Election”).

“Eligible Holder” means a beneficial holder of Remaining Shares that is either (a) a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act, or (b) a partnership, any member of which is a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act.

Remaining Shareholders should consult their own tax advisors as to whether they should make a Tax Election and, if so, the procedure for doing so. It is the Eligible Holder’s responsibility to take the steps required to make a valid Tax Election.

The Tax Election can be made only by an Eligible Holder who receives Offeror Common Shares (whether pursuant to the Share Alternative, the Cash Alternative (in the event of pro-ration), or the Cash and Share Alternative) as consideration for such shareholder’s Remaining Shares deposited pursuant to the Compulsory Acquisition. The Offeror will not make a Tax Election with any other person in connection with the Compulsory Acquisition. With the exception of the execution of the election by the Offeror, compliance with the requirements for a valid election will be the sole responsibility of the Eligible Holder making such election.

The Eligible Holders who wish to make a Tax Election must obtain instructions and information relating to the Tax Election at the Offeror’s website (www.bce.ca/investors). An Eligible Holder must provide the necessary information in accordance with the procedures set out therein within 90 days after the disposition of Remaining Shares pursuant to the Compulsory Acquisition.

BOX 8

TO BE COMPLETED BY ALL HOLDERS BY SELECTING ONE BOX BELOW

STATUS AS U.S. SHAREHOLDER

(See Instruction 8)

Indicate whether or not you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder.

☐        The person signing this Letter of Transmittal and Election Form represents that he/she/it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

☐        The person signing this Letter of Transmittal and Election Form is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

A “U.S. Shareholder” is any holder of Remaining Shares that is either (a) providing an address in Box 4 or Box 5 that is located within the United States or any territory or possession thereof or (b) that is a U.S. Person for United States federal tax purposes (as further described in Instruction 8).

If you are a U.S. Shareholder or acting on behalf of a U.S. Shareholder, then in order to avoid U.S. backup withholding, you must generally complete the IRS Form W-9 included herein or otherwise provide certification that you are exempt from backup withholding, as provided in Instruction 8, “Important Tax Information For U.S. Shareholders”. If you are a U.S. Shareholder but you are not a U.S. person for United States federal tax purposes or are not acting on behalf of such a U.S. person, then you must complete the appropriate IRS Form W-8 to avoid backup withholding. If you require an IRS Form W-8, please contact the Depositary. Such forms are also available on the IRS website at www.irs.gov. (See Instruction 8)

INSTRUCTIONS AND OTHER TERMS AND CONDITIONS

1.	Use of Letter of Transmittal and Election Form

(a)	This Letter of Transmittal and Election Form, or a manually signed facsimile thereof, properly completed and duly executed, in either case with the signature(s) guaranteed if required in Instruction 3 below, and all other documents required by the terms of the Notice of Compulsory Acquisition and this Letter of Transmittal and Election Form, together with the accompanying certificate(s) representing the Deposited Remaining Shares, must be received by the Depositary at the offices specified on the back cover page of this Letter of Transmittal and Election Form before 5:00 p.m. (Eastern time) on the Final Election Date.

(b)	The method of delivery of certificates representing Remaining Shares, this Letter of Transmittal and Election Form and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received by the Depositary at the offices specified on the back cover page of this Letter of Transmittal and Election Form. The Offeror recommends that all such documents be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained.

(c)	Remaining Shareholders whose Remaining Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Remaining Shares.

2.	Signatures

No signature guarantee is required on this Letter of Transmittal and Election Form if:

(a)	this Letter of Transmittal and Election Form is signed by the registered holder of Remaining Shares exactly as the name of the registered holder appears on the share certificate deposited herewith, and the consideration is to be delivered directly to such registered holder, or

(b)	Remaining Shares are deposited for the account of an Eligible Institution.

In all other cases, all signatures on this Letter of Transmittal and Election Form must be guaranteed by an Eligible Institution, as more fully set out in Instruction 3 below. If a certificate representing Remaining Shares is registered in the name of a person other than the signatory of this Letter of Transmittal and Election Form or if the consideration is to be delivered to a person other than the registered holder, the certificate must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name of the registered holder appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks or trust companies in the United States.

3.	Guarantee of Signatures

If this Letter of Transmittal and Election Form is signed by a person other than the registered holder(s) of the Deposited Remaining Shares or if payment is to be made or issued in the name of a person other than the registered holder(s) of the Deposited Remaining Shares, such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal and Election Form is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal and Election Form must be accompanied by satisfactory evidence of the authority to act. Either the Offeror or the Depositary, in their sole discretion, may require additional evidence of such person’s authority or additional documentation.

5.	Governing Law

The Notice of Compulsory Acquisition and all agreements resulting from the Notice of Compulsory Acquisition will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the Notice of Compulsory Acquisition unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

6.	Miscellaneous

(a)	If the space on this Letter of Transmittal and Election Form is insufficient to list all certificates for Deposited Remaining Shares, additional certificate numbers and number of Deposited Remaining Shares may be included on a separate signed list affixed to this Letter of Transmittal and Election Form.

(b)	If Deposited Remaining Shares are registered in different forms (e.g., “John Doe” and “J. Doe”), a separate Letter of Transmittal and Election Form should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted. All depositing holders of Remaining Shares by execution of this Letter of Transmittal and Election Form or a facsimile hereof waive any right to receive any notice of the acceptance of Deposited Remaining Shares for payment, except as required by applicable law.

(d)	Before completing this Letter of Transmittal and Election Form, you are urged to read the accompanying Notice of Compulsory Acquisition carefully and in its entirety.

(e)	All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Remaining Shares deposited pursuant to the Compulsory Acquisition will be determined by the Offeror in its sole discretion. Depositing Remaining Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits or elections which it determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to, in its sole discretion, waive any defects or irregularities in the deposit of any Remaining Shares or in any election. No deposit of Remaining Shares or election will be deemed to be properly made until all defects and irregularities have been cured or waived. There shall be no duty or obligation on the Offeror or the Depositary or any other person to give notice of any defects or irregularities in any deposit or election and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer and Circular, the Notice of Compulsory Acquisition and this Letter of Transmittal and Election Form will be final and binding. The Offeror reserves the right, in its sole discretion, to permit a Remaining Shareholder to transfer Remaining Shares pursuant to the Compulsory Acquisition in a manner other than that set out herein.

(f)	Under no circumstance will any amount be paid by the Offeror or the Depositary by reason of any delay in exchanging any Remaining Shares or in making payments in lieu of fractional Offeror Common Shares to any person on account of Remaining Shares acquired by the Offeror pursuant to the Compulsory Acquisition.

(g)	Additional copies of the Offer and Circular, the Notice of Compulsory Acquisition and this Letter of Transmittal and Election Form may be obtained from the Depositary or the Information Agent at its office at the address listed below.

7.	Lost Certificates

If a share certificate has been lost or destroyed, mutilated or mislaid, this Letter of Transmittal and Election Form should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to the Company’s registrar and transfer agent so that the transfer agent may provide replacement instructions. If a certificate has been lost, destroyed, mutilated or mislaid, please ensure that you provide your telephone number so that the Depositary or the Company’s transfer agent may contact you.

8.	Important Tax Information for U.S. Shareholders

United States federal income tax law generally requires that a U.S. Shareholder who receives cash in exchange for Remaining Shares provide the Depositary with his, her, or its correct Taxpayer Identification Number (“TIN”), which, in the case of a Remaining Shareholder who is an individual, is generally the individual’s social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, as the case may be, such holder may be subject to penalties imposed by the IRS and backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder.

In general, to prevent backup withholding, each U.S. Shareholder must provide his, her, or its correct TIN by completing the IRS Form W-9, which is attached to this Letter of Transmittal and Election Form, which requires such holder to certify under penalty of perjury: (1) that the TIN provided is correct (or that such holder is awaiting a TIN); (2) that (i) the holder is exempt from backup withholding; (ii) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the holder that the holder is no longer subject to backup withholding; (3) that the holder is a U.S. person (including a U.S. resident alien); and (4) that the FATCA codes entered (if any) indicating that the holder is exempt from FATCA reporting is correct.

For U.S. federal tax purposes, a “U.S. person” is: (i) a citizen or individual resident of the United States; (ii) a partnership, corporation, company or association created or organized in or under the laws of the United States, any state in the United States, or the District of Columbia; (iii) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or (iv) a trust if (a) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (b) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Exempt holders (including, among others, corporations) are not subject to backup withholding requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part 1 of the IRS Form W-9, provide the applicable codes in the box labeled “Exemptions”.

If a U.S. Shareholder does not have a TIN, such holder should: (1) consult the instructions on applying for a TIN in the IRS Form W-9; (2) write “Applied For” in the space for the TIN in Part I of the IRS Form W-9; and (3) sign and date the IRS Form W-9. In such case, the Depositary may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary.

If the IRS Form W-9 is not applicable to a U.S. Shareholder because such holder is not a U.S. person for United States federal tax purposes, such holder will instead need to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign status, signed under penalty of perjury, to avoid backup withholding. An appropriate IRS Form W-8 may be obtained from the Depositary. Such forms are also available on the IRS website at www.irs.gov or by calling 1-800-TAX-FORM (1-800-820-3676).

A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE IRS FORM W-9 OR, IF APPLICABLE, THE APPROPRIATE FORM W-8, MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY CASH PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE COMPULSORY ACQUISITION AND MAY BE SUBJECT TO PENALTIES. ANY AMOUNT WITHHELD UNDER THE BACKUP WITHHOLDING RULES MAY BE CREDITED AGAINST SUCH HOLDER’S U.S. FEDERAL INCOME TAX LIABILITY AND ANY EXCESS MAY BE REFUNDABLE IF THE PROPER INFORMATION IS PROVIDED TO THE IRS ON A TIMELY BASIS.

EACH U.S. SHAREHOLDER IS URGED TO CONSULT SUCH HOLDER’S INDEPENDENT TAX ADVISOR TO DETERMINE WHETHER SUCH HOLDER IS REQUIRED TO FURNISH AN IRS FORM W-9, IS EXEMPT FROM BACKUP WITHHOLDING, OR IS REQUIRED TO FURNISH AN IRS FORM W-8.

9.	Assistance

THE DEPOSITARY (SEE BACK COVER PAGE FOR ITS ADDRESS AND TELEPHONE NUMBER) OR YOUR INVESTMENT DEALER, STOCKBROKER, TRUST COMPANY MANAGER, LAWYER OR OTHER PROFESSIONAL ADVISOR WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL AND ELECTION FORM.

THIS LETTER OF TRANSMITTAL AND ELECTION FORM OR A MANUALLY SIGNED FACSIMILE (TOGETHER WITH CERTIFICATES FOR DEPOSITED REMAINING SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO 5:00 P.M. (EASTERN TIME) ON THE FINAL ELECTION DATE.

The Depositary for the Compulsory Acquisition is:

CST Trust Company

By Mail

P. O. Box 1036

Adelaide Street Postal Station

Toronto, Ontario M5C 2K4

Canada

Attention: Corporate Actions

By Registered Mail, by Hand or by Courier

B1 Level

320 Bay Street

Toronto, ON M5H 4A6

Canada

Attention: Corporate Actions

By Hand

1660 Hollis Street

Centennial Building

Suite 406, 4th floor

Halifax, Nova Scotia B3J 1V7

Canada

Toll Free: 1-866-271-6893

International: 1-416-682-3860

E-mail: inquiries@canstockta.com

The Information Agent for the Compulsory Acquisition is:

CST Phoenix Advisors

North American Toll Free Phone:

1-866-822-1244

E-mail: inquiries@phoenixadvisorscst.com

Toll Free Facsimile: 1-888-509-5907

Outside North America, Banks and Brokers Call Collect: 1-201-806-7301

Any questions and requests for assistance or additional copies of the Offer and Circular, as varied from time to time, the Notice of Compulsory Acquisition and this Letter of Transmittal and Election Form may be directed by Remaining Shareholders to the Depositary at the addresses set out above. You may also contact your broker, investment dealer, bank, trust company or other nominee for assistance concerning the Compulsory Acquisition.